EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statement No. 333-77783 of Guaranty Bancshares, Inc. on Form S-8 of our report dated January 26, 2000, appearing in this Annual Report on Form 10-K of Guaranty Bancshares, Inc. for the year ended December 31, 1999.

/s/ Arnold, Walker, Arnold & Co., P.C.
ARNOLD, WALKER, ARNOLD & CO., P.C.

Mount Pleasant, Texas
March 10,2000